Exhibit 10.5

BJ’S WHOLESALE CLUB, INC.

AMENDMENT TO CHANGE OF CONTROL SEVERANCE AGREEMENT

This Amendment to the Change of Control Severance Agreement (the “Agreement”) between BJ’s Wholesale Club, Inc (the “Company”) and Lon F. Povich (the “Executive”), being an executive vice president of the Company, is made March 25, 2010.

W I T N E S S E T H

WHEREAS Company and Executive entered into the Agreement dated June 1, 2007; and

WHEREAS Section 8.3 of the Agreement provides that the Agreement may be amended by a written instrument executed by both parties; and

WHEREAS Company and Executive wish to modify the terms of the Agreement so that they conform with Section 409A of the Internal Revenue Code.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree to modify the Agreement as follows:

1. Effective January 31, 2010, Section 1.1(a) and Section 1.2(a)(iii) of the Agreement are amended by substituting “target incentive award” in place of “Target Bonus”.

2. Effective January 31, 2010, Section 4 of the Agreement is amended by substituting “Bank of America” in place of “BankBoston NA”.

3. Effective January 31, 2010, the following new Section 8.9 is added to the Agreement:

“Acceleration of Payments Prohibited. Notwithstanding anything to the contrary, this Agreement shall be construed and applied so that the time of payment of any amount constituting the deferral of compensation, within the meaning of Section 409A(d) of the Code and the regulations issued thereunder, shall be determined in accordance with the plan or other arrangement providing such payment and shall not be accelerated as a result of Executive’s separation from service with the Company to which this Agreement applies.”

4. Effective January 31, 2010, paragraph (f) of Exhibit A is amended to read as follows:

“ ‘Date of Termination’ shall mean the date on which the Executive has a separation from service.”

5. Effective January 31, 2010, the second sentence of paragraph (k) of Exhibit A is amended to read as follows:

“For purposes of this definition, termination for “good reason” shall mean, the voluntary separation from service with the Company by Executive (A) within 120 days after the occurrence without the Executive’s express written consent of any of the events described in clauses (I), (II), (III), (IV), (V) or (VI) below, provided that Executive gives notice to the Company at least 30 days in advance requesting that the situation described in those clauses be remedied, and the situation remains unremedied upon expiration of such 30-day period:”

6. Effective January 31, 2010, clauses (VII), (VIII) and (IX) of paragraph (k) of Exhibit A are deleted.

7. Effective January 31, 2010, paragraph (m) of Exhibit A is amended to read as follows:

“ ‘Subsidiary’ shall mean any corporation in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock.”

8. Except as modified by this Amendment all other provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, being duly authorized, have executed this Amendment to the Change of Control Severance Agreement to be effective as of the dates specified herein.

EXECUTIVE	BJ’S WHOLESALE CLUB, INC.

/s/ Lon F. Povich	By:	/s/ Laura J. Sen
Lon F. Povich		Laura J. Sen

5/12/10	5/18/10
Dated	Dated

LP10:ECC/Povich Amendment to EVP COC

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